                                                                       EXHIBIT 2



                         AGREEMENT AND PLAN OF MERGER

                              DATED JUNE 15, 1995



                                 BY AND AMONG



                             CYTOGEN CORPORATION,


                          SMALL-C ACQUISITION CORP.,


                                      and


                                 CELLCOR, INC.

                               TABLE OF CONTENTS

                                                                              PAGE
ARTICLE 1  The Merger.........................................................   2
     Section 1.1  The Merger..................................................   2
     Section 1.2  Closing.....................................................   2
     Section 1.3  Effective Time of the Merger................................   2
     Section 1.4  Effects of the Merger.......................................   2
     Section 1.5  Certificate of Incorporation; Bylaws; Officers and
     Directors................................................................   2

ARTICLE 2  Conversion of Securities...........................................   3
     Section 2.1  Exchange Ratio..............................................   3
     Section 2.2  Exchange of Certificates....................................   3
          Section 2.2.1  Exchange Agent.......................................   4
          Section 2.2.2  Exchange Procedures..................................   4
          Section 2.2.3  Distributions with Respect to Unexchanged Shares.....   4
          Section 2.2.4  No Further Ownership Rights..........................   5
          Section 2.2.5  No Fractional Shares.................................   5
          Section 2.2.6  Termination of Exchange Fund.........................   5
          Section 2.2.7  No Liability.........................................   5
          Section 2.2.8  Deduction/Withholding................................   5
     Section 2.3  Stock Options...............................................   6
     Section 2.4  Warrants....................................................   6
     Section 2.5  Stockholders' Meetings......................................   6

ARTICLE 3  Representations and Warranties of the Company......................   7
     Section 3.1  Organization................................................   7
     Section 3.2  Qualification; Location of Business and Assets..............   7
     Section 3.3  Authorization and Enforceability............................   7
     Section 3.4  Capitalization..............................................   7
     Section 3.5  No Other Agreements to Sell Assets, Merge, Etc..............   8
     Section 3.6  No Subsidiaries.............................................   8
     Section 3.7  No Violation of Laws or Agreements..........................   8
     Section 3.8  Consents....................................................   8
     Section 3.9  SEC Reports; Financial Statements...........................   9
     Section 3.10  Absence of Changes.........................................  10
     Section 3.11  Taxes......................................................  10
     Section 3.12  No Pending Litigation or Proceedings.......................  11
     Section 3.13  Compliance With Laws.......................................  11
     Section 3.14  Title; Liens...............................................  11
     Section 3.15  Intellectual Property......................................  12
     Section 3.16  Labor Relations; Employment Agreements.....................  13
     Section 3.17  Employee Benefits..........................................  13
     Section 3.18  Contracts..................................................  14
     Section 3.19  Environmental Laws.........................................  15
     Section 3.20  Takeover Provisions Inapplicable...........................  15


     Section 3.21  Action by the Company....................................  15
     Section 3.22  Stock Options and Warrants...............................  15
     Section 3.23  Vote Required............................................  15
     Section 3.24  Opinion of Financial Advisor.............................  15
     Section 3.25  Brokers and Finders......................................  16
     Section 3.26  Interested Party Transactions............................  16
     Section 3.27  Registration Statement:  Proxy Statement/ Prospectus.....  16
     Section 3.28  HSR Act Inapplicable.....................................  16

ARTICLE 4  Representation And Warranties of Parent and Sub..................  17
     Section 4.1  Organization..............................................  17
     Section 4.2  Qualification; Location of Business and Assets............  17
     Section 4.3  Authorization and Enforceability..........................  17
     Section 4.4  Capitalization of Parent and Sub..........................  17
     Section 4.5  No Violation of Laws or Agreements........................  18
     Section 4.6  Consents..................................................  18
     Section 4.7  Parent Stock in Merger....................................  18
     Section 4.8  SEC Reports; Financial Statements.........................  18
     Section 4.9  Absence of Changes........................................  19
     Section 4.10  Taxes....................................................  20
     Section 4.11  No Pending Litigation or Proceedings.....................  20
     Section 4.12  Compliance With Laws.....................................  21
     Section 4.13  Title; Liens.............................................  21
     Section 4.14  Intellectual Property....................................  21
     Section 4.15  Labor Relations..........................................  22
     Section 4.16  Employee Benefits........................................  22
     Section 4.17  Contracts................................................  24
     Section 4.18  Environmental Laws.......................................  24
     Section 4.19  Action by Parent and Sub.................................  24
     Section 4.20  Vote Required............................................  24
     Section 4.21  Opinion of Financial Advisor.............................  24
     Section 4.22  Brokers and Finders......................................  24
     Section 4.23  Interested Party Transactions............................  25
     Section 4.24  Registration Statement; Proxy Statement/Prospectus.......  25

ARTICLE 5  Certain Obligations Of the Company, Parent and Sub...............  25
     Section 5.1  Conduct of Business Pending the Effective Time............  25
          Section 5.1.1  Ordinary Course....................................  25
          Section 5.1.2  Preservation of Business...........................  25
          Section 5.1.3  Assets; Insurance; Books, Records and Accounts.....  25
          Section 5.1.4  Material Transactions..............................  26
     Section 5.2  No Solicitation...........................................  27
     Section 5.3  Access; Confidentiality...................................  28
     Section 5.4  Public Announcement.......................................  29
     Section 5.5  Filing; Other Actions.....................................  29
     Section 5.6  Subscription Offer........................................  30
     Section 5.7  Nasdaq Listing............................................  30


     Section 5.8  Takeover Provisions Inapplicable..........................  30
     Section 5.9  Tax Free Reorganization...................................  30
     Section 5.10  Stock Options and Warrants...............................  30
     Section 5.11  Company Technology.......................................  31
     Section 5.12  Election of Directors....................................  32
     Section 5.13  Additional Agreements....................................  32
     Section 5.14  Affiliate Agreements.....................................  32
     Section 5.15  Service Agreement........................................  32
     Section 5.16  Continuing Benefits......................................  32

ARTICLE 6  Conditions To Closing............................................  33
     Section 6.1  Conditions Precedent to Each Party's Obligation to Effect
      the Merger............................................................  33
          Section 6.1.1  Effectiveness of the Registration Statement........  33
          Section 6.1.2  Company Stockholder Approval.......................  33
          Section 6.1.3  Parent Stockholder Approval........................  33
          Section 6.1.4  Approvals..........................................  33
          Section 6.1.5  Blue Sky Approvals.................................  33
          Section 6.1.6  Nasdaq.............................................  33
     Section 6.2  Conditions Precedent to Obligations of Parent and Sub.....  33
          Section 6.2.1  Bringdown of Representations and Warranties........  34
          Section 6.2.2  Performance and Compliance.........................  34
          Section 6.2.3  Opinion of Counsel for the Company.................  34
          Section 6.2.4  Satisfactory Instruments...........................  34
          Section 6.2.5  Litigation.........................................  34
          Section 6.2.6  No Material Adverse Change.........................  34
          Section 6.2.7  Action by Stockholder..............................  34
     Section 6.3  Conditions Precedent to the Obligations of the Company....  34
          Section 6.3.1  Bringdown of Representations and Warranties........  35
          Section 6.3.2  Performance and Compliance.........................  35
          Section 6.3.3  Opinion of Counsel for Sub and Parent..............  35
          Section 6.3.4  Satisfactory Instruments...........................  35
          Section 6.3.5  Litigation.........................................  35
          Section 6.3.6  Election of Directors..............................  35
          Section 6.3.7  No Material Adverse Change.........................  35

ARTICLE 7  Termination......................................................  36
     Section 7.1  When Agreement May Be Terminated..........................  36
     Section 7.2  Effect of Termination.....................................  37
     Section 7.3  Termination and Expense Fee...............................  37
     Section 7.4  Amendment.................................................  37
     Section 7.5  Extension; Waiver.........................................  37

ARTICLE 8  Certain Additional Covenants.....................................  38
     Section 8.1  Expenses..................................................  38
     Section 8.2  Brokers and Finders.......................................  38
     Section 8.3  Indemnification...........................................  38


ARTICLE 9  Miscellaneous....................................................  39
     Section 9.1  Nonsurvival of Representations and Warranties.............  39
     Section 9.2  Notices...................................................  39
     Section 9.3  Binding Effect............................................  40
     Section 9.4  Governing Law.............................................  40
     Section 9.5  Headings..................................................  40
     Section 9.6  Counterparts..............................................  41
     Section 9.7  Further Assurances........................................  41
     Section 9.8  Entire Agreement..........................................  41
     Section 9.9  Parties-in-Interest.......................................  41
     Section 9.10  Construction.............................................  41
     Section 9.11  Definitions..............................................  41

                                   EXHIBITS

Exhibit A ........................Voting and Subscription Agreement
Exhibit B ........................Promissory Note
Exhibit C ........................Opinion of Counsel for the Company
Exhibit D ........................Opinion of Counsel for Parent and Sub


                                   SCHEDULES

Schedule I  ......................Entities Constituting the Stockholder
Schedule 3.2  ....................Qualification
Schedule 3.7  ....................No Violation of Laws/Agreements
Schedule 3.10  ...................Absence of Changes
Schedule 3.11  ...................Taxes
Schedule 3.12  ...................Pending Litigation/Proceedings
Schedule 3.13  ...................Compliance with Laws
Schedule 3.14  ...................Title; Liens
Schedule 3.15  ...................Intellectual Property
Schedule 3.15(c)  ................Intellectual Property Litigation
Schedule 3.16  ...................Labor Relations; Employment Agreements
Schedule 3.17  ...................Employee Benefits
Schedule 3.19  ...................Environmental Laws
Schedule 3.25  ...................Brokers and Finders
Schedule 3.26  ...................Interested Party Transactions
Schedule 4.2  ....................Qualification
Schedule 4.9  ....................Absence of Changes
Schedule 4.10  ...................Taxes
Schedule 4.11  ...................Pending Litigation or Proceedings
Schedule 4.12  ...................Compliance with Laws
Schedule 4.13  ...................Title; Liens
Schedule 4.14  ...................Intellectual Property
Schedule 4.14(c)  ................Intellectual Property Litigation
Schedule 4.15  ...................Labor Relations
Schedule 4.16  ...................Employee Benefits
Schedule 4.18  ...................Environmental Laws
Schedule 4.23  ...................Interested Party Transactions
Schedule 5.1.4  ..................Budget

                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the ``Agreement'') is made June 15, 1995, by and among Cytogen Corporation, a Delaware corporation (``Parent''), Small-C Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (``Sub''), and Cellcor, Inc., a Delaware corporation (the ``Company'').

                                  Background

          Parent, Sub, the Company and their respective Boards of Directors deem it advisable and to the advantage, welfare and best interests of the corporations and their respective stockholders to merge Sub with and into the Company (the ``Merger'') under the General Corporation Law of the State of Delaware (``DGCL'') pursuant to the terms of this Agreement, with the Company being the surviving corporation in the Merger (the ``Surviving Corporation'') and a wholly-owned subsidiary of Parent, and the stockholders of the Company becoming stockholders of Parent.

          For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the ``Code'').

          As a condition to the willingness of Parent and Sub to enter into this Agreement, the entities listed on Schedule I to this Agreement (collectively, the ``Stockholder''), the principal stockholders of the Company, have (i) entered, or caused its Affiliates to enter, into a Voting and Subscription Agreement (the ``Voting and Subscription Agreement''), dated the date hereof, with Parent and Sub, substantially in the form of Exhibit A hereto, pursuant to which Stockholder has agreed, among other things, to (A) vote its shares of Company Common Stock and Company Preferred Stock (each as defined below) in favor of the Merger and has granted Sub its proxy for that purpose, and (B) purchase, or cause its Affiliates to purchase, all of the shares of Parent Common Stock (as defined below) offered to it under the Subscription Offer (as defined below) to be made by Parent to all holders of Company Common Stock as provided in Section 5.6, upon the terms and subject to the conditions set forth in the Voting and Subscription Agreement, and (ii) agreed to lend funds to the Company in exchange for the Company's promissory note in substantially the form of Exhibit B hereto to fund the Company's normal course operations prior to Closing (as defined below).

          Certain capitalized terms are defined in Section 9.11 or cross-referenced in Section 9.11 to the section of this Agreement in which such terms are defined.

                                     Terms

          Intending to be legally bound and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree:

                                   ARTICLE 1

                                  The Merger

     Section 1.1 The Merger. At the Effective Time (as defined below), the Merger shall be effectuated in accordance with the applicable provisions of the DGCL, the separate existence of Sub shall thereupon cease and the Company shall be the Surviving Corporation, as a wholly-owned subsidiary of Parent. Subject to the terms and conditions hereof, the parties hereto shall take all action necessary in accordance with applicable law and the respective Certificates of Incorporation and Bylaws of Sub and the Company to cause the Merger to be consummated as soon as is reasonably practicable.

     Section 1.2 Closing. The closing of the Merger (the ``Closing'') will take place at 10:00 a.m., Eastern Time, on a date to be specified by Parent and the Company, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 6.1,
6.2.2 (other than the delivery of the officer's certificate referred to therein) and 6.3.2 (other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in Article 6 have been met or waived as provided by Article 6 at or prior to the Closing) (the ``Closing Date''), at the offices of Dechert Price & Rhoads, 997 Lenox Drive, Lawrenceville, New Jersey, unless another date or place is agreed to in writing by Parent and the Company.

     Section 1.3 Effective Time of the Merger. The Merger shall become effective upon filing of the properly executed Certificate of Merger under the DGCL with the Secretary of State of the State of Delaware, which shall occur on the Closing Date (the ``Effective Time'').

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. As of the Effective Time, the Company, as the Surviving Corporation, shall be a wholly-owned subsidiary of Parent.

     Section 1.5  Certificate of Incorporation; Bylaws; Officers and Directors.

          (a) The Certificate of Incorporation of the Company as in effect as of the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed.

          (b) The Bylaws of the Company as in effect as of the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

          (c) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation of the Surviving Corporation.

          (d) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation of the Surviving Corporation.

                                   ARTICLE 2

                           Conversion of Securities

     Section 2.1 Exchange Ratio. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (i) Each share of common stock of the Company, par value $.01 per share (``Company Common Stock''), and each share of preferred stock of the Company, par value $.01 per share, that is held by the Company as treasury stock or is issued and outstanding and held by Parent or Sub prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (ii) Each share of common stock of Sub, par value $.01 per share (``Sub Common Stock''), that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Corporation, par value $.01 per share (``Surviving Corporation Common Stock''), and each certificate evidencing ownership of any such shares shall evidence ownership of the same number of shares of the Surviving Corporation Common Stock.

          (iii) Subject to Section 2.2 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 2.1(i)) shall be converted into and represent the right to receive .60 (the ``Common Exchange Ratio'') fully-paid and nonassessable shares of the common stock of Parent, par value $.01 per share (``Parent Common Stock''); provided, however, that the Common Exchange Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend (including any dividend of securities convertible into Parent Common Stock), reverse stock split, or any combination, reclassification, recapitalization or other like change in respect of shares of Parent Common Stock occurring after the date of this Agreement and prior to the Effective Time.

          (iv) Subject to Section 2.2 hereof, each share of the series of preferred stock of the Company, par value $.01 per share, designated as ``Convertible Preferred Stock'' (``Company Preferred Stock''), issued and outstanding immediately prior to the Effective Time (other than shares of preferred stock to be cancelled pursuant to Section 2.1(i)) shall be converted into and represent the right to receive 218.94 (the ``Preferred Exchange Ratio'') fully-paid and nonassessable shares of Parent Common Stock; provided, however, that the Preferred Exchange Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend (including any dividend of securities convertible into Parent Common Stock), reverse stock split, or any combination, reclassification, recapitalization or other like change in respect of shares of Parent Common Stock occurring after the date of this Agreement and prior to the Effective Time.

     Section 2.2 Exchange of Certificates. The procedures for exchanging the certificates representing outstanding shares of Company Common Stock and Company Preferred Stock for Parent Common Stock pursuant to the Merger are as follows:

          Section 2.2.1 Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited with Mellon Bank, N.A. (or another financial institution reasonably acceptable to the Company) (the ``Exchange Agent''), for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock, certificates representing the shares of Parent Common Stock, together with cash in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock, together with any cash in lieu of fractional shares with respect thereto, being hereinafter referred to as the ``Exchange Fund'') to be issued pursuant to Section 2.1 for outstanding shares of Company Common Stock and Company Preferred Stock.

          Section 2.2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and Company Preferred Stock (the ``Certificates'') whose shares were converted pursuant to Section 2.1 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article 2, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event that a holder has lost a Certificate, an affidavit of loss thereof (including an indemnity or surety bond) reasonably satisfactory in form and substance to the Exchange Agent and Parent shall accompany such letter of transmittal in lieu of the lost Certificate. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2.

          Section 2.2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection 2.2.5 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, as soon as practicable following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection
2.2.5 below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          Section 2.2.4 No Further Ownership Rights. All shares of Parent Common Stock issued upon the surrender for exchange of shares of the Company Common Stock and Company Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to subsections 2.2.3 or 2.2.5 of this Section 2.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock and Company Preferred Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of the Company Common Stock and Company Preferred Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock and Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.2.

          Section 2.2.5 No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock or Company Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates, delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices of Parent Common Stock, as reported on the Nasdaq National Market, on each of the ten trading days immediately preceding the date of the Effective Time. As promptly as practicable after determination of the amount of cash to be paid to holders of fractional share interests, Parent shall deposit such amount with the Exchange Agent for distribution in accordance with this Section 2.2.

          Section 2.2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not previously complied with this
Section 2.2 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          Section 2.2.7 No Liability. Neither Parent nor the Company shall be liable to any holder of shares of the Company Common Stock, Company Preferred Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.2.8 Deduction/Withholding. Parent and the Exchange Agent shall be entitled to deduct and withhold from amounts or consideration otherwise payable pursuant to this

Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock in respect to which such deduction and withholding was made by Parent or the Exchange Agent.

     Section 2.3 Stock Options. At the Effective Time, all then outstanding employee stock options to purchase the Company Common Stock (``Company Stock Options''), including options outstanding under the Company's 1988 Stock Option Plan, 1992 Director Stock Option Plan, 1992 Stock Option and Restricted Stock Plan and 1995 Stock Incentive Plan (including, without limitation, options granted under the 1995 Stock Incentive Plan, subject to stockholder approval of such plan), shall be assumed by Parent in accordance with Section 5.10.

     Section 2.4 Warrants. At the Effective Time, the Company's obligations with respect to each outstanding warrant to purchase shares of the Company Common Stock (``Company Warrants'') that will not automatically terminate at the Effective Time, shall be assumed by Parent in accordance with Section 5.10.

     Section 2.5  Stockholders' Meetings.

          (a) The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the holders of Company Common Stock and Company Preferred Stock (the ``Company Meeting'') as promptly as practicable after the Registration Statement on Form S-4, and/or other applicable form, to be filed with the United States Securities and Exchange Commission (the ``SEC'') by Parent in connection with the issuance of Parent Common Stock in the Merger and Subscription Offer (including the proxy statement and prospectus constituting a part thereof) (the ``S-4'') is declared effective for the purpose of considering and taking action to adopt this Agreement and approve the transactions contemplated hereby and to approve the 1995 Stock Incentive Plan. Subject to the provisions of Section 5.2, the Board of Directors of the Company will recommend that holders of Company Common Stock and Company Preferred Stock vote in favor of and approve the Merger and the adoption of the Agreement at the Company Meeting.

          (b) Parent shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the holders of Parent Common Stock (the ``Parent Meeting'') as promptly as practicable after the S-4 is declared effective for the purpose of considering and taking action to authorize the issuance of Parent Common Stock pursuant to the Merger and the Subscription Offer (the ``Parent Share Proposal''). The Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Parent Share Proposal at the Parent Meeting.

          (c) The Company and Parent shall coordinate and cooperate with respect to the timing of the Company Meeting and the Parent Meeting and shall use their best efforts to hold such meetings on the same day.

                                   ARTICLE 3

                 Representations and Warranties of the Company

     The Company hereby represents and warrants to Sub and Parent as follows:

     Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to make, execute, deliver, and, subject to the approval of this Agreement by the stockholders of the Company, perform this Agreement and to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted. The copies of the Company's Certificate of Incorporation and Bylaws, as amended to date, which have been delivered to Parent or its agents, are correct and complete and are in full force and effect.

     Section 3.2 Qualification; Location of Business and Assets. The Company is duly qualified and in good standing as a foreign corporation and duly authorized to do business in the jurisdictions set forth on Schedule 3.2 hereto, which jurisdictions are the only jurisdictions wherein the character of the properties owned or leased or the nature of activities conducted by it make such qualification necessary under applicable law and in which failure to so qualify would have a Company Material Adverse Effect. As used herein, a ``Company Material Adverse Effect'' shall mean a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of the Company.

     Section 3.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except for the approval of the stockholders of the Company, no other corporate action on the part of the Company or its stockholders is necessary to authorize this Agreement, and the transactions contemplated hereby.

     Section 3.4 Capitalization. The Company's authorized capital stock consists of 20,000,000 shares of the Company Common Stock and 1,000,000 shares of preferred stock of the Company, par value $.01 per share. As of the date of this Agreement, (i) 5,457,797 shares of Company Common Stock were issued and outstanding, (ii) 5,250 shares of Company Preferred Stock were issued and outstanding, (iii) 1,670,983 shares of the Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options, (iv) 8,500 shares of the Company Common Stock were reserved for issuance upon the exercise of the Company Warrants and (v) no shares of Company Common Stock were held in the treasury of the Company. All outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, validly issued and are fully-paid and nonassessable. Except for Company Preferred Stock, Company Stock Options and Company Warrants, and except as contemplated by this Agreement or the Voting and Subscription Agreement, there are no (i) bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote, (ii) outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of the Company and no securities convertible into or exchangeable for any of such capital stock, (iii) voting trusts, proxies or other agreements or understandings with respect to the capital stock of the Company, or (iv) outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

     Section 3.5 No Other Agreements to Sell Assets, Merge, Etc.. Except as provided hereby, the Company has no legal obligation, absolute or contingent, to sell assets or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

     Section 3.6 No Subsidiaries. The Company does not, directly or indirectly, own any stock of, or any other interest in, any other corporation, partnership, joint venture or other business association or entity.

     Section 3.7 No Violation of Laws or Agreements. Except for the receipt of any required approval of the stockholders of the Company, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Company, will not (a) contravene any provision of the Company's Certificate of Incorporation or Bylaws, (b) conflict with or result in a breach of or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument which is material to and to which the Company is a party or by which it or any of its assets may be bound, (c) conflict with or result in any violation of any statute, law, regulation, ordinance, writ, injunction, order or Judgment (as defined below) of any court or Governmental Entity (as defined below) applicable to and binding upon the Company, (d) result in the creation or imposition of any lien, claim, security interest, charge, restriction or encumbrance of any nature whatsoever upon any of the Company's assets, except the Company Permitted Encumbrances (as defined below), or (e) affect any franchise, license, permit or other governmental approval that would adversely affect the Company's business. Except as set forth on Schedule 3.7 hereto, no investigation or review of the Company by any Governmental Entity or any other Person (as defined below) is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or any other Person indicated an intention to conduct same.

     Section 3.8 Consents. No consent, approval or authorization of, or registration or filing with, any Person, including any Governmental Entity or other regulatory agency, is required (a) in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby, (b) to prevent the termination of any material right, privilege, license or agreement of the Company, or to prevent any material loss to the Company's business, by reason of the transactions contemplated by this Agreement, except for (i) the filing by Parent and the effectiveness of the S-4 with the SEC in accordance with the Securities Act of 1933, as amended (the ``Securities Act''), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the ``Exchange Act''), (iv) the approval of the Merger and the adoption of this Agreement at the Company Meeting, (v) the filing of the pre-merger notification report, and the expiration or termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by Parent and the Stockholder with respect to the shares of Parent Common Stock to be purchased by the Stockholder in the Subscription Offer and
(vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities or ``blue sky'' laws.

     Section 3.9  SEC Reports; Financial Statements.

          (a) The Company has timely filed all forms, reports and documents required to be filed by it with the SEC since its initial public offering of securities on March 13, 1992, and has previously made available to Parent or its agents, in the form filed with the SEC, true and correct copies of (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1992, 1993 and 1994, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1995, (iii) all proxy statements relating to meetings of stockholders (whether annual or special) held since March 13, 1992 and (iv) all other forms, reports, registration statements and other documents filed by the Company with the SEC since December 31, 1992 or such forms, reports, registration statements and other documents filed with the SEC before December 31, 1992 if they relate to stock, stock option plans or compensation plans that are in effect as of the date hereof (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the ``Company SEC Reports''). The Company SEC Reports and any other forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (i) were, or will be, prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company has delivered to Sub and Parent, or their respective agents, the following financial statements (the ``Company Financial Statements''): (i) audited statements of operations, statements of cash flows and statements of stockholders' equity (deficit) of the Company for the fiscal years ended December 31, 1992, 1993 and 1994 and balance sheets of the Company as at each of such dates (the ``Company Audited Financial Statements''); and
(ii) unaudited statements of operations, statements of cash flows and statements of stockholders' equity (deficit) of the Company for the three-month period ended March 31, 1995 and the five-month period ended May 31, 1995. The Company Financial Statements: (A) fairly present, in all material respects, the financial condition, assets and liabilities of the Company as at their respective dates and the results of the Company's operations and changes in financial position for the periods covered thereby except, in the case of the interim balance sheet and related unaudited statements of operations and cash flows, for normal year-end audit adjustments that were not, or are not expected to be, individually or in the aggregate, material in amount, and (B) have been prepared in accordance with generally accepted accounting principles consistently applied (``GAAP'') (except as may be indicated thereon or in the notes thereto and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). The Company Audited Financial Statements have been audited by KPMG Peat Marwick LLP (``KPMG''), the Company's independent certified public accountants.

          (c) Except as disclosed in writing to Parent or as otherwise disclosed in the Company SEC Reports, the Company does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect other than (i) liabilities reflected in the Company's balance sheet dated December 31, 1994, (ii) liabilities specifically described in this Agreement or the Schedules hereto, including, but not limited to, the indebtedness evidenced by the Company's promissory note in substantially the form of Exhibit B and (iii) normal or recurring liabilities incurred since December 31, 1994 in the ordinary course of business consistent with past practices.

     Section 3.10 Absence of Changes. Except as disclosed on Schedule 3.10 hereto and as contemplated by this Agreement, since December 31, 1994, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company, or (iv) any entry into any commitment or transaction material to the Company (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     Section 3.11  Taxes.

          (a) For purposes of this Agreement, (i) ``Taxes'' means any taxes, and any charges, fees, levies, penalties or other assessments that are in the nature of a tax, including without limitation, income, gross receipts, excise, real and personal and intangible property, sales, use, transfer, license, payroll, recording, ad valorem and franchise taxes, imposed by any United States, state, local or foreign taxing authority or any agency thereof, including any interest, penalties or additions attribut able thereto; and (ii) ``Tax Returns'' means returns, reports, or information returns or statements relating to Taxes (including amendments thereto) required to be filed with the appropriate United States, state, local or foreign taxing authority or any agency thereof.

          (b) The Company has (i) timely filed all Tax Returns required to be filed by it on or before the Effective Time for all taxable periods with respect to all Taxes, (ii) paid all Taxes shown to have become due pursuant to such Tax Returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. All Company Tax Returns have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other base for tax) of the corporation filing the same. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to employees employed in its business.

          (c) The accruals for Taxes contained in the Company's balance sheet dated December 31, 1994 are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before that date and include adequate provision for all deferred Taxes (computed on a net basis after taking into account any Tax benefits or assets), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All Taxes for periods ending after December 31, 1994 and attributable to the Company's operations prior to the Effective Time have been paid or are adequately reserved against on the books of the Company. The Company has timely filed all material information returns or reports, including forms 1099, which are required to be filed and has accurately reported all information required to be included on such returns or reports. There are no proposed assessments of Taxes against the Company or proposed adjustments to any Tax Return filed, pending against the Company, or any proposed adjustments to the manner in which any Taxes of the Company are determined. Except as disclosed on Schedule 3.11 hereto, to the knowledge of the Company, the Company is not currently the object of any audit or examination relating to Taxes and the Company has received no notice of any such proposed audit or examination.

          (d)  The Company has never (i) filed any consent agreement under
Section 341(f) of the Code, (ii) executed a waiver or consent extending any statute of limitation for any Tax liability which remains outstanding, (iii) except as disclosed on Schedule 3.11 hereto, joined in or been required to join in filing a consolidated or combined federal income Tax Return, (iv) entered into any Tax allocation or sharing agreement under which Parent or the assets of the Company could be subject to Tax or other liability after the Closing, or (v) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused a deemed election under Section 338(e) thereof.

     Section 3.12  No Pending Litigation or Proceedings.  Except as set forth on
Schedule 3.12 hereto, there are no actions, suits, investigations, Litigation (as hereinafter defined) or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its assets or affecting the capital stock of the Company or any rights thereto, at law or in equity, by or before any court or Governmental Entity (as hereinafter defined) which, if adversely determined, would have a Company Material Adverse Effect or materially affect its ability to consummate the transactions contemplated hereby. Except as set forth on Schedule 3.12 hereto, there are no outstanding Judgments (as hereinafter defined), decrees or orders of any court or any Governmental Entity against the Company, or any of its assets or business or affecting the capital stock of the Company or any rights thereto.

     Section 3.13 Compliance With Laws. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities required in the operation of its business as currently conducted, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Company Material Adverse Effect (the ``Company Permits''). The Company is in compliance with the terms of the Company Permits, except for such failure to comply, which individually or in the aggregate, would not have a Company Material Adverse Effect. Except as set forth on Schedule 3.13 hereto, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a Company Material Adverse Effect. Except as set forth in Schedule 3.13 hereto, no investigation or review by any Governmental Entity with respect to the Company is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Company Material Adverse Effect. Except as set forth on Schedule 3.13 hereto, the operation of the Company's business as currently conducted does not violate or infringe any statute, law, rule or regulation, federal, state and local, currently in effect, except for such violations or infringements which would not, individually or in the aggregate, have a Company Material Adverse Effect or materially affect the Company's ability to consummate the transactions contemplated hereby.

     Section 3.14  Title; Liens.  The Company does not own any real estate.
Schedule 3.14 hereto contains a complete and correct list of all real estate leased by the Company. All such leases are in good standing, valid and effective in accordance with their terms, and there is no default under any such leases. Except as set forth on Schedule 3.14 hereto, the Company has good title to all of its properties and assets, including the properties and assets reflected in the Company's balance sheet dated December 31, 1994 (except those disposed of in the ordinary course of business since that date), free and clear of any mortgage, pledge, lien, restriction, encumbrance, tenancy, license, encroachment, covenant, condition, right of way, easement, claim, security interest, charge or any other matter affecting title, other than mortgages, pledges, liens, charges, security interests or other encumbrances (a) securing the payment of taxes, assessments or other governmental charges either not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, (b) incurred under worker's compensation, unemployment insurance, social security and other similar laws (including deposits required thereunder), (c) for statutory liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen or suppliers, and (d) easements, rights of way, liens, encumbrances, charges and similar restrictions of record or imperfections in title which do not have a Company Material Adverse Effect (collectively, ``Company Permitted Encumbrances''). The assets reflected on the Company's balance sheet dated December 31, 1994 constitute substantially all of the assets necessary to permit the Company to operate the business as it is being operated on the date of this Agreement, with such additions and deletions thereto as shall have occurred in the ordinary course of the Company's business.

     Section 3.15  Intellectual Property.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, mask works, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company as currently conducted (the ``Company Intellectual Property Rights''). Schedule 3.15 hereto lists (i) all patents and patent applications and all trademarks, registered copyrights, mask works, trade names and service marks, which the Company considers to be material to its business and included in the Company Intellectual Property Rights, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Rights, (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software (``Company Third Party Intellectual Property Rights'') which are incorporated in, are, or form a part of any Company product or service that is material to its business, (iv) any Company Intellectual Property Rights that are not licensed to the Company on an exclusive basis, and (v) all licenses, sublicenses and other grants of rights or licenses that prevent, impair or hinder the Company's ability to exclusively market any Company product or service in any country or territory.

          (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or Company Third Party Intellectual Property Rights.

          (c) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. Except as set forth on Schedule 3.15(c) hereto, the Company (i) has not been sued, or threatened to be sued, in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, and
(ii) has received no notice and has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. To the Company's knowledge, all pending patent applications claim patentable subject matter.

     Section 3.16 Labor Relations; Employment Agreements. The relations of the Company with its employees are good. Except as disclosed on Schedule 3.16 hereto, (a) the Company is not a party to any collective bargaining agreement with any labor union; (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company; (d) no grievance or arbitration proceedings relating to the employment of labor under applicable labor laws is pending; (e) the Company has no employment agreements with any of its employees requiring annual payments in excess of $100,000, (f) the Company has no agreement with any officer or other key employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement; or (g) the Company has no agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.17  Employee Benefits.

          (a) Schedule 3.17 hereto sets forth all ``employee benefit plans'' (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (``ERISA'')), all bonus, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control and death benefit plans, contracts, programs, agreements or arrangements of any kind and all fringe benefit plans (including but not limited to those providing medical, dental, vision, disability, life insurance and vacation benefits) maintained, sponsored, administered or contributed to by the Company or by any ``person'' (as defined in Section 3(9) of ERISA) that is regarded with the Company as a single employer under Section 414 of the Code (an ``ERISA Affiliate'') (collectively, the ``Benefit Plans'').

          (b) With respect to each Benefit Plan listed on Schedule 3.17 hereto, the Company has delivered to Parent or its agents, to the extent applicable, a copy of (i) the plan document for each Benefit Plan as currently in effect (or a written description of any Benefit Plan for which there is no plan document), including any related trust agreement and any other agreement entered into in connection with such Benefit Plan, (ii) the most recent annual report (Form 5500 Series), if any, filed with the Internal Revenue Service, (iii) the most recent actuarial report, if any, with respect to the most recently completed plan year, and (iv) the most recent summary plan description, together with each summary of material modifications.

          (c) No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a ``multiemployer plan'' within the meaning of Section 3(37) of ERISA.

          (d) All Benefit Plans have been administered in material compliance with their terms and with the requirements of any applicable law, including, but not limited to ERISA and the Code. Except as set forth in Schedule 3.17 hereto, each Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and in addition has received a favorable determination letter or letters evidencing such qualification. Neither the Company nor any ERISA Affiliate has taken any action or omitted to take any action and to the knowledge of the Company, nothing has occurred which is likely to cause the loss of such qualification or the imposition of any material liability, penalty or tax with respect to such Benefit Plans. No prohibited transaction (as defined in Section 406 of ERISA) has occurred with respect to any Benefit Plan which would result in material liability to the Company or any ERISA Affiliate. After the Closing, Parent will not be required, under ERISA, the Code, or any collective bargaining agreement, to establish, maintain, or continue any Benefit Plan currently maintained by the Company or any ERISA Affiliate.

          (e) Except as specifically disclosed on Schedule 3.17 hereto, the Company has made no written or oral representation to any current or former employee promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment, except to the extent of coverage required under Section 4980B of the Code.

          (f) Except as specifically disclosed on Schedule 3.17 hereto, the Company has taken no action with respect to any Benefit Plan that will increase materially the expense of maintaining such Benefit Plan above the level of expense reflected in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994.

          (g) Except as specifically disclosed on Schedule 3.17 hereto, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, may give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code, or which creates, accrues or accelerates benefits or payments by virtue of a change of control of the Company, including, without limitation, as a result of the transaction contemplated by this Agreement.

          (h) Each Benefit Plan which is a ``group health plan'' (as defined in Section 5000 of the Code) has been maintained in material compliance with section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been incurred.

          (i) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course or actions seeking qualified domestic relations orders) pending or threatened against any Benefit Plan, or the administrator or fiduciary of any Benefit Plan, and to the knowledge of the Company, no facts or circumstances exist which could give rise to any such actions, suits or claims.

     Section 3.18 Contracts. The Company is not a party to or bound by, nor is any of its properties or assets bound or subject to, any contract or other agreement required to be disclosed in, or filed as an exhibit to, the Company SEC Reports that is not filed in the Company SEC Reports. All such contracts and other agreements are valid, existing, in full force and effect, binding upon the Company, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company has paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of its liabilities and obligations thereunder that are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder nor, to the knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     Section 3.19 Environmental Laws. Except as set forth on Schedule 3.19 hereto, the Company is in compliance with all Environmental Laws (as hereinafter defined), the Company has not received any written notice of violation of Environmental Laws from any Governmental Entity with respect to any violation that has not been fully complied with, and there are no liabilities and obligations under Environmental Laws incurred prior to the Closing Date by the Company, or its employees, agents, licensees, contractors or subcontractors, for releases of Hazardous Materials (as hereinafter defined), except where any such non-compliance, violations, liabilities or obligations would not, individually or in the aggregate, result in a Company Material Adverse Effect. As used herein ``Environmental Laws'' shall mean, collectively, all federal, state and local laws and regulations relating to pollution of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials (as hereinafter defined) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. ``Hazardous Materials'' shall mean all materials defined as ``hazardous materials,'' ``hazardous wastes,'' ``toxic substances,'' ``solid wastes'' or bearing similar or analogous definitions in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601, et seq., as amended, (ii) the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901, et seq., as amended, (iii) the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq., as amended, or (iv) any other federal, state or local environmental statute.

     Section 3.20 Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement.

     Section 3.21 Action by the Company. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger and this Agreement in accordance with Section 251 of the DGCL, (c) recommended the approval of the Merger and adoption of this Agreement by the holders of the Company Common Stock and Company Preferred Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting, and (d) taken any necessary steps to render Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Agreement.

     Section 3.22 Stock Options and Warrants. The Company has taken all action necessary to permit the assumption of Company Stock Options and Company Warrants by Parent as contemplated herein.

     Section 3.23 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and at least 66-2/3 percent of the outstanding shares of Company Preferred Stock, voting separately as two classes, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger, adopt this Agreement and approve the transactions contemplated by this Agreement.

     Section 3.24 Opinion of Financial Advisor. The financial advisor of the Company, CS First Boston Corporation, has delivered to the Company an opinion dated the date of this Agreement to the effect that the consideration to be received by the holders of Company Common Stock are fair from a financial point of view to the stockholders of the Company.

     Section 3.25 Brokers and Finders. Except for those fees and expenses payable to CS First Boston Corporation pursuant to the letter agreement, dated June 12, 1995, no person is entitled to receive from the Company any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby. A copy of the above Agreement has previously been delivered to Parent or its agents. The estimated fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of legal counsel) are set forth in Schedule 3.25 hereto, provided, that such estimates are not binding and represent the Company's good faith approximation of such fees and expenses. The Company has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder other than CS First Boston Corporation.

     Section 3.26  Interested Party Transactions.  Except as set forth on
Schedule 3.26 hereto or in the Company SEC Reports, and except with respect to the transactions contemplated by this Agreement, since the date of the Company's last proxy statement to its stockholders, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.27 Registration Statement: Proxy Statement/ Prospectus. The information supplied by the Company for inclusion in the S-4 shall not at the time the S-4 is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the S-4 or necessary in order to make the statements in the S-4, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Parent and the Company in connection with the Company Meeting and the Parent Meeting to consider the Parent Share Proposal (the ``Joint Proxy Statement'') shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Parent and the Company, at the time of the Company Meeting and the Parent Meeting and at the Effective Time, contain any statement which, at such time in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated in the Joint Proxy Statement or necessary in order to make the statements in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or Parent Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement, the Company shall promptly inform Parent.

     Section 3.28 HSR Act Inapplicable. The Company is its own ``ultimate parent entity'' within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                   ARTICLE 4

                Representation And Warranties of Parent and Sub

     Parent and Sub hereby, jointly and severally, represent and warrant to the Company as follows:

     Section 4.1 Organization. Parent and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has all requisite corporate power and corporate authority to make, execute, deliver and perform this Agreement and to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted. The copies of the Certificate of Incorporation and Bylaws, as amended to date, of each of Parent and Sub, which have been delivered to the Company or its agents, are correct and complete and are in full force and effect.

     Section 4.2 Qualification; Location of Business and Assets. Parent is duly qualified and in good standing as a foreign corporation and duly authorized to do business in the jurisdictions set forth on Schedule 4.2 hereto, which jurisdictions are the only jurisdictions wherein the character of the properties owned or leased or the nature of activities conducted by it make such qualification necessary under applicable law and in which failure to so qualify would have a Parent Material Adverse Effect. As used herein, a ``Parent Material Adverse Effect'' shall mean a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of Parent.

     Section 4.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement by Parent and Sub have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms. Except for the approval of the stockholders of Parent, no other corporate action on the part of Parent, Sub or their respective stockholders is necessary to authorize this Agreement, and the transactions contemplated hereby.

     Section 4.4 Capitalization of Parent and Sub. Parent's authorized capital stock consists of 69,600,000 shares of Parent Common Stock, 5,400,000 of preferred stock, par value $.01 per share (``Parent Preferred Stock''), and 250,000 shares of Parent Redeemable Common Stock. As of the date of this Agreement, (i) 31,945,269 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 6,026,750 shares of Parent Common Stock were reserved for issuance upon the exercise of stock options (``Parent Stock Options''), of which 3,740,000 underlying shares represented by such options were granted or subject to exercise, and (iv) 6,296,420 shares of Parent Common Stock were reserved for issuance upon the exercise of warrants (``Parent Warrants'') and contingent value rights under a Contingent Value Rights Agreement attached as Exhibit 3 to an Agreement and Plan of Merger among Parent, CytoRad Acquisition Corp. and CytoRad Incorporated dated November 15, 1994 (``Contingent Value Rights''). All outstanding shares have been duly authorized, validly issued and are fully-paid and nonassessable. Sub's authorized capital stock consists solely of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are currently issued and outstanding. All such outstanding shares have been duly authorized, validly issued and are fully-paid and nonassessable. Except for Parent Common Stock, Parent Stock Options, Parent Warrants and Contingent Value Rights, there are no (i) bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of either Parent or Sub may vote, (ii) outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of Parent or Sub and no securities convertible into or exchangeable for any such capital stock, (iii) voting trusts, proxies or other agreements or understandings with respect to the capital stock of Parent or Sub, or (iv) outstanding obligations of Parent or Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Sub, as the case may be.

     Section 4.5 No Violation of Laws or Agreements. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Parent and Sub will not (a) contravene any provision of the Certificates of Incorporation or Bylaws of Parent or Sub, (b) conflict with or result in a breach of or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument which is material to Parent or Sub and to which Parent or Sub is a party or by which any of them or their assets may be bound, (c) conflict with or result in any violation of any statute, law, regulation, ordinance, writ, injunction, order or Judgment of any court or Governmental Entity applicable to or binding upon Parent or Sub, (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Sub's or Parent's assets, except the Parent Permitted Encumbrances (as defined below), or
(e) affect any franchise, license, permit or other governmental approval that would adversely affect the Parent's business. No investigation or review by any Governmental Entity or any other Person is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity or any other Person indicated an intention to conduct same.

     Section 4.6 Consents. No consent, approval or authorization of, or registration or filing with, any Person, including any Governmental Entity or other regulatory agency, is required in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation of the transactions contemplated hereby, except for (i) the filing and effectiveness of the S-4 with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act,
(iv) the approval of the Parent Share Proposal at the Parent Meeting, (v) the filing of the pre-merger notification report, and the expiration or termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by Parent and the Stockholder with respect to the shares of Parent Common Stock to be purchased by the Stockholder in the Subscription Offer and (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities or ``blue sky'' laws.

     Section 4.7 Parent Stock in Merger. The Parent Common Stock to be issued and delivered to the stockholders of the Company in the Merger and the Subscription Offer (as defined below) pursuant to this Agreement will, when so issued and delivered, be duly authorized and validly issued, fully-paid and nonassessable and be issued pursuant to an S-4 declared effective by the SEC.

     Section 4.8  SEC Reports; Financial Statements.

          (a) Parent has timely filed all forms, reports and documents required to be filed with the SEC since January 2, 1993 and has previously provided to the Company, in the form filed with the SEC, true and correct copies of (i) its Annual Reports on Form 10-K for the fiscal years ended January 2, 1993, January 1, 1994, as amended, and December 31, 1994, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1995, (iii) all proxy statements relating to meetings of stockholders (whether annual or special) held since January 2, 1993 and (iv) all other forms, reports, registration statements and other documents filed by Parent with the SEC since January 2, 1993 or such forms, reports, registration statements and other documents filed with the SEC before January 2, 1993 if they relate to stock, stock option plans or compensation plans that are in effect as of the date hereof (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the ``Parent SEC Reports''). The Parent SEC Reports and any other forms, reports and other documents filed by Parent with the SEC after the date of this Agreement (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed or amended, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Parent has delivered to the Company the following consolidated financial statements (the ``Parent Financial Statements''): (i) audited statements of operations, statements of redeemable common stock, preferred stock, common stock and accumulated deficit and statements of cash flows of Parent for the fiscal years ended January 2, 1993, January 1, 1994 and December 31, 1994 and balance sheets of Parent as at each of such dates (the ``Parent Audited Financial Statements''); and (ii) unaudited statements of operations, statements of redeemable common stock, preferred stock, common stock and accumulated deficit and statements of cash flows of Parent for the three-month period ended March 31, 1995 and the five-month period ended May 31, 1995. The Parent Financial Statements: (A) fairly present, in all material respects, the financial condition, assets and liabilities of Parent as at their respective dates and the results of Parent's operations and changes in financial position for the periods covered thereby except, in the case of the interim balance sheet and related unaudited statements of operations and cash flows, for normal year-end audit adjustments that were not, or are not expected to be, individually or in the aggregate, material in amount, and (B) have been prepared in accordance with GAAP. The Parent Audited Financial Statements have been audited by Arthur Andersen LLP (``Andersen''), Parent's independent certified public accountants.

          (c) Except as disclosed in writing to the Company or as otherwise disclosed in the Parent SEC Reports, Parent does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a Parent Material Adverse Effect other than (i) liabilities reflected in Parent's balance sheet dated December 31, 1994, (ii) liabilities specifically described in this Agreement and (iii) normal or recurring liabilities incurred since December 31, 1994 in the ordinary course of business consistent with past practices.

     Section 4.9 Absence of Changes. Except as disclosed on Schedule 4.9 hereto and as contemplated by this Agreement, since December 31, 1994, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Parent Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Parent Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent, or (iv) any entry into any commitment or transaction material to Parent (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     Section 4.10  Taxes.

          (a) Parent (or any group of entities with which Parent files Tax Returns on a consolidated or combined basis) has (i) timely filed all Tax Returns required to be filed by it on or before the Effective Time for all taxable periods with respect to all Taxes, (ii) paid all Taxes shown to have become due pursuant to such Tax Returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. All Parent Tax Returns have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other base for tax) of the corporation filing the same. Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to employees employed in its business.

          (b) The accruals for Taxes contained in the Parent's balance sheet dated December 31, 1994 are adequate to cover all liabilities for Taxes of Parent (including any liabilities Parent may have for Taxes of any group of entities with which Parent has filed or does file Tax Returns on a consolidated or combined basis) for all periods ending on or before that date and include adequate provision for all deferred Taxes (computed on a net basis after taking into account any Tax benefits or assets), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All Taxes for periods ending after December 31, 1994 and attributable to Parent's operations prior to the Effective Time have been paid or are adequately reserved against on the books of Parent. Parent has timely filed all material information returns or reports, including forms 1099, which are required to be filed and has accurately reported all information required to be included on such returns or reports. Except as disclosed on Schedule 4.10 hereto, there are no proposed assessments of Taxes against Parent or proposed adjustments to any Tax Return filed, pending against Parent or any proposed adjustments to the manner in which any Taxes of Parent are determined. To the knowledge of Parent, Parent is not currently the object of any audit or examination relating to Taxes and Parent has received no notice of any such proposed audit or examination.

          (c) Parent has never (i) filed any consent agreement under Section 341(f) of the Code, (ii) executed a waiver or consent extending any statute of limitation for any Tax liability which remains outstanding, (iii) except as disclosed on Schedule 4.10 hereto, joined in or been required to join in filing a consolidated or combined federal income Tax Return, (iv) entered into any Tax allocation or sharing agreement under which Parent or the assets of the Company could be subject to Tax or other liability after the Closing, or (v) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused a deemed election under Section 338(e) thereof.

     Section 4.11  No Pending Litigation or Proceedings.  Except as set forth on
Schedule 4.11 hereto, there are no actions, suits, investigations, Litigation (as hereinafter defined) or proceedings pending or, to Parent's knowledge, threatened against Parent or any of its assets or affecting the capital stock of Parent or any rights thereto, at law or in equity, by or before any court or Governmental Entity (as hereinafter defined) which, if adversely determined, would have a Parent Material Adverse Effect or materially affect its ability to consummate the transactions contemplated hereby. Except as set forth on Schedule 4.11 hereto, there are currently no outstanding Judgments (as hereinafter defined), decrees or orders of any court or any Governmental Entity against Parent, or any of its assets or business or affecting the capital stock of Parent or any rights thereto.

     Section 4.12 Compliance With Laws. Parent holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities required in the operation of its business as currently conducted, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a material adverse effect (the ``Parent Permits''). Parent is in compliance with the terms of the Parent Permits, except for such failure to comply, which individually or in the aggregate, would not have a Parent Material Adverse Effect. Except as set forth on Schedule 4.12 hereto, the business of Parent is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not have a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent is pending, or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Parent Material Adverse Effect. Except as set forth on Schedule 4.12 hereto, the operation of Parent's business as currently conducted does not violate or infringe any statute, law, rule or regulation, federal, state and local, currently in effect, except for such violations or infringements which would not, individually or in the aggregate, have a Parent Material Adverse Effect or materially affect Parent's ability to consummate the transactions contemplated hereby.

     Section 4.13 Title; Liens. Parent has good title to or leasehold estate in all real properties and improvements material to Parent and reflected in its balance sheet. All of Parent's leases are in good standing, valid and effective in accordance with their terms, and there is no default under any such leases. Except as set forth on Schedule 4.13 hereto, Parent has good title to all of its properties and assets, including the properties and assets reflected in Parent's balance sheet dated December 31, 1994 (except those disposed of in the ordinary course of business since that date), free and clear of any mortgage, pledge, lien, restriction, encumbrance, tenancy, license, encroachment, covenant, condition, right of way, easement, claim, security interest, charge or any other matter affecting title, other than mortgages, pledges, liens, charges, security interests or other encumbrances (a) securing the payment of taxes, assessments or other governmental charges either not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, (b) incurred under worker's compensation, unemployment insurance, social security and other similar laws (including deposits required thereunder), (c) for statutory liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen or suppliers, and (d) easements, rights of way, liens, encumbrances, charges and similar restrictions of record or imperfections in title which do not have a Parent Material Adverse Effect (collectively, ``Parent Permitted Encumbrances''). The assets reflected on Parent's balance sheet dated December 31, 1994 constitute substantially all of the assets necessary to permit Parent to operate the business as it is being operated on the date of this Agreement, with such additions and deletions thereto as shall have occurred in the ordinary course of Parent's business.

     Section 4.14  Intellectual Property.

          (a) Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, mask works, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Parent as currently conducted (the ``Parent Intellectual Property Rights'').
Schedule 4.14 hereto lists (i) all patents and patent applications and all trademarks, registered copyrights, mask works, trade names and service marks, which Parent considers to be material to its business and included in the Parent Intellectual Property Rights, including the jurisdictions in which each such Parent Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which any person is authorized to use any Parent Intellectual Property Rights, (iii) all licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any third party patents, trademarks or copyrights, including software (``Parent Third Party Intellectual Property Rights'') which are incorporated in, are, or form a part of any Parent product or service that is material to its business,
(iv) any Parent Intellectual Property Rights that are not licensed to Parent on an exclusive basis, and (v) all licenses, sublicenses and other grants of rights or licenses that prevent, impair or hinder Parent's ability to exclusively market any Parent product or service in any country or territory.

          (b) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Parent Intellectual Property Rights or Parent Third Party Intellectual Property Rights.

          (c) To Parent's knowledge, all patents, registered trademarks, service marks and copyrights held by Parent are valid and subsisting. Except as set forth on Schedule 4.14(c) hereto, Parent (i) has not been sued, or threatened to be sued, in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, and
(ii) has received no notice and has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. To Parent's knowledge, all pending patent applications claim patentable subject matter.

     Section 4.15 Labor Relations. The relations of Parent with its employees are good. Except as disclosed on Schedule 4.15 hereto, (a) Parent is not a party to any collective bargaining agreement with any labor union; (b) there is no unfair labor practice complaint against Parent pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slow down or stoppage actually pending or, to the knowledge of Parent, threatened against or involving Parent, or (d) no grievance or arbitration proceedings relating to the employment of labor under applicable labor laws is pending.

     Section 4.16  Employee Benefits.

          (a) Schedule 4.16 hereto sets forth all ``employee benefit plans'' (as defined in Section 3(3) of ERISA), all bonus, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control and death benefit plans, contracts, programs, agreements or arrangements of any kind and all fringe benefit plans (including but not limited to those providing medical, dental, vision, disability, life insurance and vacation benefits) maintained, sponsored, administered or contributed to by Parent or by any ``person'' (as defined in Section 3(9) of ERISA) that is regarded with Parent as a single employer under Section 414 of the Code (a ``Parent ERISA Affiliate'') (collectively, the ``Parent Benefit Plans'').

          (b) With respect to each Parent Benefit Plan listed in Schedule 4.16 hereto, Parent has delivered to the Company or its agents, to the extent applicable, a copy of (i) the plan document for each Parent Benefit Plan as currently in effect (or a written description of any Parent Benefit Plan for which there is no plan document), including any related trust agreement and any other agreement entered into in connection with such Parent Benefit Plan, (ii) the most recent annual report (Form 5500 Series), if any, filed with the Internal Revenue Service, (iii) the most recent actuarial report, if any, with respect to the most recently completed plan year, and (iv) the most recent summary plan description, together with each summary of material modifications.

          (c) No Parent Benefit Plan is subject to Title IV of ERISA and no Parent Benefit Plan is a ``multiemployer plan'' within the meaning of Section 3(37) of ERISA.

          (d) All Parent Benefit Plans have been administered in material compliance with their terms and with the requirements of any applicable law, including, but not limited to ERISA and the Code. Except as set forth in
Schedule 4.16 hereto, each Parent Benefit Plan intended to be qualified under
Section 401(a) of the Code is so qualified and in addition has received a favorable determination letter or letters evidencing such qualification.
Neither Parent nor any Parent ERISA Affiliate has taken any action or omitted to take any action and to the knowledge of Parent, nothing has occurred which is likely to cause the loss of such qualification or the imposition of any material liability, penalty or tax with respect to such Parent Benefit Plans. No prohibited transaction (as defined in Section 406 of ERISA) has occurred with respect to any Parent Benefit Plan which would result in material liability to Parent or any Parent ERISA Affiliate. After the Closing, the Company will not be required, under ERISA, the Code, or any collective bargaining agreement, to establish, maintain, or continue any Parent Benefit Plan currently maintained by Parent or any Parent ERISA Affiliate.

          (e) Except as specifically disclosed on Schedule 4.16 hereto, Parent has made no written or oral representation to any current or former employee promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment, except to the extent of coverage required under Section 4980B of the Code.

          (f) Except as specifically disclosed on Schedule 4.16 hereto, Parent has taken no action with respect to any Parent Benefit Plan that will increase materially the expense of maintaining such Parent Benefit Plan above the level of expense reflected in the Annual Report on Form 10-K of Parent for the fiscal year ended December 31, 1994.

          (g) Except as specifically disclosed on Schedule 4.16 hereto, there is no contract, agreement, plan or arrangement covering any employee or former employee of Parent that, individually or collectively, may give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code, or which creates, accrues or accelerates benefits or payments by virtue of a change of control of Parent, including, without limitation, as a result of the transaction contemplated by this Agreement.

          (h) Each Parent Benefit Plan which is a ``group health plan'' (as defined in Section 5000 of the Code) has been maintained in material compliance with section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been incurred.

          (i) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course or actions seeking qualified domestic relations orders) pending or threatened against any Parent Benefit Plan, or the administrator or fiduciary of any Parent Benefit Plan, and to the knowledge of Parent, no facts or circumstances exist which could give rise to any such actions, suits or claims.

     Section 4.17 Contracts. Parent is not a party to or bound by, nor is any of its properties or assets bound or subject to, any contract or other agreement required to be disclosed in, or filed as an exhibit to, the Parent SEC Reports that is not filed in the Parent SEC Reports. All such contracts and other agreements are valid, existing, in full force and effect, binding upon Parent, and, to the knowledge of Parent, binding upon the other parties thereto in accordance with their terms, and Parent has paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of its liabilities and obligations thereunder that are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the knowledge of Parent, is any other party to any such contract or other agreement in default thereunder nor, to the knowledge of Parent, does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     Section 4.18 Environmental Laws. Except as set forth on Schedule 4.18 hereto, Parent is in compliance with all Environmental Laws, Parent has not received any written notice of violation of Environmental Laws from any Governmental Entity with respect to any violation that has not been fully complied with, and there are no liabilities and obligations under Environmental Laws incurred prior to the Closing Date by Parent, or its employees, agents, licensees, contractors or subcontractors for releases of Hazardous Materials, except where any such non-compliance, violations, liabilities or obligations would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

     Section 4.19 Action by Parent and Sub. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Parent Share Proposal is advisable and fair and in the best interests of Parent and its stockholders, (b) approved the Merger in accordance with Section 251 of the DGCL, and (c) recommended the approval of the Parent Share Proposal by the holders of Parent Common Stock and directed that the Parent Share Proposal be submitted for consideration by Parent's stockholders at the Parent Meeting. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present (a) approved the Merger in accordance with Section 251 of the DGCL and (b) recommended the approval of the Merger and adoption of this Agreement by the Parent as the sole stockholder of Sub. Parent, as sole stockholder of Sub, has approved the Merger and adopted this Agreement .

     Section 4.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Parent Share Proposal.

     Section 4.21 Opinion of Financial Advisor. The financial advisor of Parent, Smith Barney Inc., has delivered to Parent an opinion dated the date of this Agreement to the effect that, as of the date of this Agreement, the Common Exchange Ratio, Preferred Exchange Ratio and the consideration to be received by Parent in the Subscription Offer, taken as a whole, are fair from a financial point of view to Parent.

     Section 4.22 Brokers and Finders. Sub and Parent have not made any agreement or taken any other action which might cause anyone to become entitled to an investment banking fee, broker's fee or commission as a result of the transactions contemplated hereunder other than Smith Barney Inc.

     Section 4.23  Interested Party Transactions.  Except as set forth in
Schedule 4.23 hereto or in the Parent SEC Reports, since the date of Parent's last proxy statement to its stockholders, no event has occurred that would be required to be reported by Parent as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 4.24 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the S-4 shall not at the time the S-4 is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the S-4 or necessary in order to make the statements in the S-4, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Parent or the Company, at the time of the Parent Meeting and the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Meeting or the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Parent shall promptly inform the Company.

                                   ARTICLE 5

              Certain Obligations Of the Company, Parent and Sub

     Section 5.1 Conduct of Business Pending the Effective Time. From and after the date hereof and pending the Effective Time, and unless Parent shall otherwise consent or agree in writing, the Company covenants and agrees that:

          Section 5.1.1 Ordinary Course. The business of the Company will be conducted only in the usual, regular and ordinary course and consistent with past practices, including billing and collection practices and payment of accounts payable.

          Section 5.1.2 Preservation of Business. The Company will use all reasonable efforts to preserve the business organization of the Company intact, to keep available to Parent the services of the present officers and employees of the Company, and to preserve for the Company the good will of the suppliers, customers and others having business relations with the Company.

          Section 5.1.3 Assets; Insurance; Books, Records and Accounts. The Company will use all reasonable efforts to maintain:

               (i) its assets in operating condition, ordinary wear and tear replacement in the ordinary course excepted;

               (ii) in full force and effect, policies of insurance with respect to the assets and operations of the Company in such amounts and with respect to such risks as were maintained generally prior to the date hereof; and

               (iii) books, records and accounts with respect to the assets and operations of the Company in a usual, regular and ordinary manner on a basis consistent with past practices.

          Section 5.1.4  Material Transactions.  The Company shall not:

               (i)    amend its Certificate of Incorporation or Bylaws;

               (ii) change its authorized or issued capital stock or issue any shares of its capital stock (other than shares of Company Common Stock upon exercise of outstanding Company Stock Options or Company Warrants) or securities convertible into any such shares or issue any options, warrants or any other rights to acquire shares of its capital stock;

               (iii) enter into any contract or commitment the performance of which may extend beyond the Closing involving payments in any year exceeding $5,000, except those made in the ordinary course of business, the terms of which are consistent with past practice and reasonable in light of current conditions;

               (iv) enter into any employment or consulting contract or arrangement with any Person which is not terminable at will, without penalty or continuing obligation;

               (v) sell, transfer, lease or otherwise dispose of any of its assets with a value individually in excess of $5,000;

               (vi) incur, create, assume or suffer to exist any mortgage, pledge, lien, restriction, encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of its assets or other property, except Company Permitted Encumbrances;

               (vii) make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

               (viii) change any of the accounting principles or practices used by it (except as required by GAAP);

               (ix) declare or pay any dividend or other distribution in respect of any class of its capital stock, or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock or any securities convertible into or exchangeable for such stock;

               (x) increase or otherwise change the compensation payable or to become payable to any officer or employee;

               (xi) make or authorize the making of any capital expenditure in excess of $3,000 individually or $18,000 in the aggregate;

               (xii) incur any debt or other obligation for money borrowed (other than in an amount not greater than $11,500,000 pursuant to the Company's promissory note in the form of Exhibit B);

               (xiii) guarantee or become a co-maker or accommodation maker or otherwise become or remain contingently liable in connection with any liability or obligation of any Person;

               (xiv) lend, advance funds or make an investment in or capital contribution to any Person;

               (xv) make or authorize the making of any expenditure of money or incurrence of any obligation (including, without limitation, borrowing under the promissory note in the form of Exhibit B) inconsistent with the budget attached as Schedule 5.1.4. hereto; or

               (xvi)  enter into any agreement to do any of the foregoing.

     Section 5.2  No Solicitation.

          (a) The Company shall not, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Company to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any takeover proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any takeover proposal; provided, however, if the Board of Directors of the Company, after consultation with outside counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, the Company may upon receipt by the Company of an unsolicited written, bona fide takeover proposal, furnish information with respect to the Company pursuant to a customary confidentiality agreement (containing ``standstill'' provisions no less onerous than those contained in the Confidentiality Agreement between Parent and the Company dated April 13, 1995) and participate in negotiations regarding such takeover proposal. For purposes of this Agreement, ``takeover proposal'' means any proposal for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner (including through a joint venture with the Company), directly or indirectly, an equity interest in not less than 40% of the outstanding voting securities of or substantial assets of the Company.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives an unsolicited written takeover proposal and if the Board of Directors of the Company, after consultation with outside counsel and with a financial advisor of nationally recognized reputation, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, then the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement and the Merger taken together, approve or recommend any such takeover proposal, or terminate this Agreement in order to enter into an agreement with respect to such a takeover proposal, in each case at any time after Parent's receipt of written notice (a ``Notice of Takeover Proposal'') advising Parent that the Board of Directors has received a takeover proposal, specifying the material terms and conditions of such takeover proposal and identifying the person making such takeover proposal. Nothing contained in this Section 5.2(b) shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or otherwise.

          (c) In addition to the obligations of the Company set forth in paragraph (b) above, the Company shall promptly advise Parent orally and in writing of any request for information or any takeover proposal, the material terms and conditions of such request or takeover proposal, and the identity of the person making any such request or takeover proposal.

     Section 5.3  Access; Confidentiality.

          (a) The Company will give to Parent and to Parent's counsel, accountants and other representatives access during normal business hours and upon reasonable advance notice to all of the Company's properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants and will furnish to Parent all such documents and copies of documents and all information with respect to the affairs of the Company as Parent may reasonably request.

          (b) Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or
(iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 5.4 Public Announcement. No party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Company, Sub and Parent, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or by the rules of any national stock exchange applicable to it, in which event the party making such determination will, if practicable in the circumstances, use all reasonable efforts to allow the other party hereto reasonable time to comment on such release or announcement in advance of its issuance.

     Section 5.5  Filing; Other Actions.

          (a) The Company and Parent shall cooperate to prepare and file promptly with the SEC the S-4, in which the Joint Proxy Statement will be included. Each of the Company and Parent shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Joint Proxy Statement to the respective stockholders of the Company and Parent. Parent shall also use its best efforts to obtain all necessary state securities law or ``blue sky'' permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock and Company Preferred Stock as may be reasonably requested in connection with any such action.

          (b) Each party hereto shall cooperate with each other party and, subject to the terms and conditions set forth in this Agreement, use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as practicable all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Voting and Subscription Agreement. Each party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the other parties, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Voting and Subscription Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Voting and Subscription Agreement and each party will keep the other parties apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) Each party shall, upon request, furnish each other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4 or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Voting and Subscription Agreement.

          (d) Each party shall promptly furnish each other party with copies of written communications received by each such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

          (e) The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of KPMG, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent, in form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

          (f) Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Andersen, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     Section 5.6 Subscription Offer. Contemporaneously with the solicitation of proxies for approval of the Parent Share Proposal, Parent shall make an offer (the ``Subscription Offer'') to the holders of the Company Common Stock, entitling each such holder to purchase 1.118 shares of Parent Common Stock for each share of Company Common Stock held at a purchase price of $3.89 per share of Parent Common Stock.

     Section 5.7 Nasdaq Listing. Parent shall use its best efforts to list on the Nasdaq National Market, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger and the Subscription Offer.

     Section 5.8 Takeover Provisions Inapplicable. The Company and Parent shall take all actions necessary to ensure that the consummation of the Merger and the other transactions contemplated hereby shall not render Section 203 of the DGCL applicable to such transactions.

     Section 5.9 Tax Free Reorganization. Each of the Company and Parent shall use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.10  Stock Options and Warrants.

          (a) Prior to the Effective Time, the Company and Parent shall take such actions with respect to each Company Stock Option as may be necessary to cause such Company Stock Option to be assumed by Parent, subject to the amendments described in this Section 5.10. Each

Company Stock Option shall continue to have, and be subject to, the same terms and conditions (including, without limitation, the applicable vesting schedule, as modified to reflect the change in the number of shares covered by such option as described herein and the acceleration of options specified in Schedule 3.16(f) hereto) as set forth in the stock option plan and agreement (as in effect immediately prior to the Effective Time) pursuant to which such option was issued, except that (i) all references to the Company shall be deemed to be references to Parent, (ii) each option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by such option immediately prior to the Effective Time (without regard to vesting of exercise rights) multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock and (iii) the exercise price per share of Parent Common Stock under such option shall be equal to the exercise price per share of Company Common Stock under the Company Stock Option divided by the Exchange Ratio and rounded to the nearest cent. The adjustment provided herein with respect to any Company Stock Option that are ``incentive stock options'' (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. Notwithstanding the foregoing, with respect to each holder of Company Stock Options who is subject to Section 16 of the Exchange Act (``Section 16''), the assumption of Company Stock Options by Parent shall be effected in a manner which does not result in any liability of such holder under Section 16. The shares of Parent Common Stock issuable upon the exercise of each of the Company Stock Options shall be, from and after the Effective Time, covered by an effective Registration Statement of Parent on Form S-8 (or any successor form thereto). Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Company Stock Options pursuant to this Section 5.10 and (ii) promptly after the Effective Time issue to each holder of an outstanding Company Stock Option a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 5.10. Nothing in this
Section 5.10 shall affect the schedule of vesting with respect to Company Stock Options to be assumed by Parent as provided in this Section 5.10.

          (b) At the Effective Time, the Company Warrants shall continue to have, and be subject to, the same terms and conditions as set forth in such warrants as in effect immediately prior to the Effective Time, except that (A) each such Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of the Company Common Stock into which such warrant was exercisable immediately prior to the Effective Time multiplied by the Common Exchange Ratio and rounded to the nearest whole number of shares of Parent Common Stock and (B) the exercise price per share of Parent Common Stock under such warrant shall be equal to the exercise price per share of the Company Common Stock under such warrant immediately prior to the Effective Time divided by the Common Exchange Ratio and rounded to the nearest whole cent. The duration and other terms of the new warrant shall be the same as the original Company Warrant, except that all references to the Company shall be deemed to be references to Parent. Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such warrant pursuant to this Section
5.10 and (ii) promptly after the Effective Time, issue to each holder of such an outstanding warrant a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 5.10.

     Section 5.11  Company Technology.  After the Effective Time Parent shall
(i) pursue the development and commercialization of and otherwise exploit Company technology, including, without limitation, continuing the Pivotal Phase III clinical trial of the Company's autolymphocyte therapy in patients with metastatic renal cell carcinoma and continuing Phase I/II chronic hepatitis B clinical study in humans, and (ii) seek the authorizations and approvals of the U.S. Food and Drug Administration appropriate to such exploitation, including, without limitation, approval of an Establishment Licensing Application and Product Licensing Application; provided, however, that Parent's obligations under this Section 5.11 shall be governed by the best interests of Parent and the holders of Parent Common Stock as determined in good faith by the Board of Directors of Parent.

     Section 5.12 Election of Directors. Effective as of Closing, Ronald J. Brenner, Ph.D., as the designee of Stockholder, and John E. Bagalay, Jr., Ph.D., will be elected to the Board of Directors of Parent. During the two-year period commencing at the Effective Time and thereafter for so long as Stockholder owns at least 5% of the outstanding shares of Parent Common Stock, Parent shall use its best efforts to cause to be nominated Ronald J. Brenner, Ph.D., or such other person designated by Stockholder, for election or re-election to Parent's Board of Directors.

     Section 5.13 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary, waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, required filings with all applicable Governmental Entities), and to lift any injunction or legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

     Section 5.14 Affiliate Agreements. Within two weeks of the date of this Agreement, Parent and the Company will provide each other with a list of those persons who are, in Parent's or the Company's respective reasonable judgment, ``affiliates'' of Parent or the Company, respectively, within the meaning of Rule 145 (each such person who is an ``affiliate'' of Parent or the Company within the meaning of Rule 145 is referred to as an ``Affiliate'') promulgated under the Securities Act (``Rule 145''). Parent or the Company shall provide each other such information and documents as Parent or the Company shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company shall use its best efforts to deliver or cause to be delivered to Parent by June 30, 1995 from each of the Affiliates of the Company, an executed Affiliate Agreement, in form and substance satisfactory to Parent and the Company, by which each Affiliate of the Company agrees to comply with the applicable requirements of Rule 145 (``Affiliate Agreement''). The Surviving Corporation shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of Parent pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements.

     Section 5.15 Service Agreement. Parent and the Company agree to use their respective best efforts to enter into as promptly as practicable after the date hereof but not later than July 1, 1995 an agreement providing for Parent to provide the Company with certain management services prior to the Effective Time.

     Section 5.16 Continuing Benefits. Parent agrees to provide benefits to employees of the Surviving Corporation at a level substantially similar to the benefits now offered under the Parent Benefit Plans.

                                   ARTICLE 6

                             Conditions To Closing

     Section 6.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          Section 6.1.1 Effectiveness of the Registration Statement. The S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated, or to the knowledge of the parties, threatened by the SEC.

          Section 6.1.2 Company Stockholder Approval. This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of the outstanding shares of Company Common Stock and Company Preferred Stock, voting separately as two classes, by the requisite vote in accordance with applicable law.

          Section 6.1.3 Parent Stockholder Approval. The Parent Share Proposal shall have been approved by the affirmative vote of the holders of Parent Common Stock by the requisite vote in accordance with applicable law.

          Section 6.1.4 Approvals. Other than the filing of the merger documents as required by Delaware law, all authorizations, consents, waivers, orders and approvals required to be obtained, and all filings, notices and declarations required to be made, by Parent and the Company prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities and all other third parties except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations which would not have a Company Material Adverse Effect or Parent Material Adverse Effect at or after the Effective Time.

          Section 6.1.5 Blue Sky Approvals. Parent shall have received all state securities and ``blue sky'' permits and other authorizations necessary to consummate the transactions contemplated by this Agreement.

          Section 6.1.6 Nasdaq. The shares of Parent Common Stock to be issued in the Merger and Subscription Offer shall have been approved for quotation on the Nasdaq National Market.

     Section 6.2 Conditions Precedent to Obligations of Parent and Sub. The obligations of Sub and Parent to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Parent and Sub at their option):

          Section 6.2.1 Bringdown of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the time of Closing (except where such representations and warranties speak as of an earlier date), with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Parent shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

          Section 6.2.2 Performance and Compliance. The Company shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing, in each case in all material respects, and Parent shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

          Section 6.2.3 Opinion of Counsel for the Company. Parent shall have received from Hale and Dorr, counsel for the Company, an opinion dated the Closing Date in form and substance reasonably satisfactory to Parent, to the effects set forth in Exhibit C and specifically that the Merger will be treated as a reorganization qualifying under the provisions of Section 368 of the Code and that generally neither Parent, Sub nor the Company nor the holders of Company Common Stock and Company Preferred Stock, other than certain holders in special circumstances (such as holders who received Company Common Stock upon a recent exercise of an option) shall recognize any gain or loss for federal income tax purposes as a result of the Merger (except to the extent holders of Company Common Stock and Company Preferred Stock receive cash in lieu of fractional shares of Parent Common Stock).

          Section 6.2.4 Satisfactory Instruments. All instruments and documents required on the Company's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Parent and Sub and shall be in form and substance reasonably satisfactory to Parent and Sub and their counsel.

          Section 6.2.5 Litigation. No temporary restraining order, preliminary or permanent injunction or other order of any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Parent's ownership or control of the business or the operation of the business of the Company after the Merger shall have been issued nor shall any proceeding by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          Section 6.2.6 No Material Adverse Change. There is no Company Material Adverse Change and Parent and Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the foregoing effect.

          Section 6.2.7 Action by Stockholder. Stockholder shall have fulfilled in all material respects its obligations under the Voting and Subscription Agreement.

     Section 6.3 Conditions Precedent to the Obligations of the Company. The obligations of the Company to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company at the Company's option):

          Section 6.3.1 Bringdown of Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects on and as of the time of Closing (except where such representations and warranties speak as of an earlier date), with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Sub and Parent shall have delivered to the Company a certificate, signed by their Presidents, to such effect.

          Section 6.3.2 Performance and Compliance. Parent and Sub shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by them on or before the Closing, in each case in all material respects, and Parent and Sub shall have delivered to the Company a certificate, signed by each of their Presidents, to such effect.

          Section 6.3.3 Opinion of Counsel for Sub and Parent. The Company shall have received from Dechert Price & Rhoads, counsel for Parent and Sub, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit D and specifically that the Merger will be treated as a reorganization qualifying under the provisions of
Section 368 of the Code and that generally neither Parent, Sub nor the Company nor the holders of Company Common Stock and Company Preferred Stock, other than certain holders in special circumstances (such as holders who received Company Common Stock upon a recent exercise of an option) shall recognize any gain or loss for federal income tax purposes as a result of the Merger (except to the extent holders of Company Common Stock and Company Preferred Stock receive cash in lieu of fractional shares of Parent Common Stock).

          Section 6.3.4 Satisfactory Instruments. All instruments and documents required on the part of Parent and Sub to effectuate and consummate the transactions contemplated hereby shall be delivered to the Company and shall be in form and substance reasonably satisfactory to the Company and its counsel.

          Section 6.3.5 Litigation. No temporary restraining order, preliminary or permanent injunction or other order of any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued nor shall any proceeding by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          Section 6.3.6  Election of Directors.  Effective as of Closing, Ronald
J. Brenner, Ph.D., and John E. Bagalay, Jr., Ph.D., shall be elected to the Board of Directors of Parent.

          Section 6.3.7 No Material Adverse Change. There is no Parent Material Adverse Change and the Company shall have received a certificate signed on behalf of Parent by the President of Parent to the foregoing effect.

                                   ARTICLE 7

                                  Termination

     Section 7.1 When Agreement May Be Terminated. This Agreement may be terminated at any time prior to Closing:

          (i) by mutual consent of the Boards of Directors of Parent and the Company;

          (ii) by either Parent or the Company if any United States federal or state court of competent jurisdiction or other Governmental Entity shall have issued an injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such injunction or other action shall become final and non-appealable;

          (iii) by Parent, if there has been a breach by the Company of any of its representations, warranties or covenants, or if any of the conditions specified in Section 6.2 hereof shall not have been fulfilled by the time required and shall not have been waived by Parent, in either case such that the conditions to closing set forth in Sections 6.2.1 or 6.2.2 would not be satisfied, provided, however, that if such breach is curable by the Company through the exercise of its best efforts, Parent may not terminate this Agreement under this Section 7.1(iii) unless such breach has not been cured within fifteen business days after such breach is discovered by the Parent;

          (iv) by the Company, if there has been a breach by Parent or Sub of any of their representations, warranties or covenants, or if any of the conditions specified in Section 6.3 hereof shall not have been fulfilled by the time required and shall not have been waived by the Company, in either case such that the conditions to closing set forth in Sections 6.3.1 or
     6.3.2 would not be satisfied, provided, however, that if such breach is curable by Parent through the exercise of its best efforts, the Company may not terminate this Agreement under this Section 7.1(iv) unless such breach has not been cured within fifteen business days after such breach is discovered by the Company;

          (v) by Parent or the Company if the Merger shall not have been consummated prior to December 31, 1995; provided, however, that Parent or the Company may terminate this Agreement pursuant to this subparagraph (v) only if the Merger shall not have occurred by such date for a reason other than a failure by such party to satisfy the conditions to the Merger of the other party set forth in Section 6.2 or 6.3 hereof;

          (vi) by Parent, if (i) the Board of Directors of the Company (A) withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to Parent and Sub, the approval or recommendation by such Board of Directors (or any committee thereof) of this Agreement or the Merger, (B) approves or recommends, or proposes to approve or recommend, any takeover proposal by a third party, or (C) enters into any agreement with respect to any such takeover proposal, or (ii) any third party (other than the Stockholder) acquires beneficial ownership or the right to acquire beneficial ownership of 40% or more of the outstanding shares of the Company Common Stock;

          (vii) by the Company, if the Board of Directors of the Company (A) withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to Parent and Sub, the approval or recommendation by such Board of Directors (or any committee thereof) of this Agreement or the Merger, (B) approves or recommends, or proposes to approve or recommend, any takeover proposal by a third party, or (C) enters into any agreement with respect to any such takeover proposal, but only if the Board of Directors of the Company, after consultation with outside counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties under applicable law; or

          (viii) by either Parent or the Company if (i) the Merger and this Agreement shall have failed to receive the requisite vote for approval and adoption by the stockholders of the Company or (ii) the Parent Share Proposal shall have failed to receive the requisite vote for approval by the stockholders of Parent.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Parent or the Company or their respective officers, directors or agents, except to the extent that such liability arises from a breach of this Agreement; provided, however, that the obligations of the parties set forth in Sections 5.3(b), 8.2 and 7.3 and Article 9 hereof shall survive such termination.

     Section 7.3 Termination and Expense Fee. If (a) this Agreement is terminated by Parent pursuant to Section 7.1(vi) or by the Company pursuant to
Section 7.1(vii) and (b) at any time on or after the date of this Agreement until one year following the termination of this Agreement, the Company enters into a definitive agreement relating to a merger or business combination, the acquisition by a third party of 40% or more of the outstanding voting securities of the Company or the sale of substantial assets of the Company, then the Company shall promptly, but in no event later than one business day after the first to occur of any such event described in clause (b) (the ``Payment Date''), pay Parent a fee of $1,000,000 (the ``Termination and Expense Fee'') related to the transactions contemplated by this Agreement, such amount to be paid on the Payment Date in cash in immediately available funds by wire transfer to an account designated by Parent.

     Section 7.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Sub at any time before or after approval of this Agreement by the stockholders of the Company but, after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     Section 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

                         Certain Additional Covenants

     Section 8.1 Expenses. Except as set forth in Section 7.3, each party hereto will pay all fees, costs and expenses, including, without limitation, legal fees, incurred by the parties hereto shall be borne by the party that has incurred such fees, costs and expenses.

     Section 8.2  Brokers and Finders.

          (a) The Company has engaged CS First Boston Corporation as a financial advisor in connection with this transaction, and any fee, commission or other amount payable to such financial advisor will be paid by the Company. The Company shall indemnify and hold Parent and Sub harmless from and against any and all losses, liabilities, claims, obligations, damages, deficiencies, costs, expenses and fees arising from any employment by it of, or services rendered to it by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

          (b) Parent has engaged Smith Barney Inc. as a financial advisor in connection with this transaction, and any fee, commission or other amount payable to such financial advisor will be paid by Parent. Parent and Sub shall indemnify and hold the Company harmless from and against any and all losses, liabilities, claims, obligations, damages, deficiencies, costs, expenses and fees arising from any employment by it of, or services rendered to it by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

     Section 8.3 Indemnification. (a) From and after the Effective Time, Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company (the ``Indemnified Parties'') against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (``Indemnified Liabilities'') and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or after the Effective Time, them and the Surviving Corporation), (ii) the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither of the Company nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 8.3, upon learning of any such claim action, suit, proceeding or investigation, shall promptly notify the Company or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8.3 except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Parent hereby guarantees the performance by the Surviving Corporation of its obligations pursuant to this
Section 8.3(a).

          (b)  Prior to the Effective Time, the Company may purchase, subject to
Section 5.1.4, a directors' and officers' liability insurance policy at a total cost of not more than $240,000. Parent will not, after the Effective Time, cause such policy to be rescinded or materially altered.

          (c) The provisions of this Section 8.3 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                                   ARTICLE 9

                                 Miscellaneous

     Section 9.1 Nonsurvival of Representations and Warranties. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article 7, except that the agreements set forth in Sections 1.5, 2.1, 2.2, 2.3, 2.4, 5.3(b), 5.10 5.11,
5.12, 5.13, 5.16, 8.3, the last sentence of Section 7.4, Article 9 and the Agreements of the Affiliates of the Company delivered pursuant to Section 5.14 shall survive the Effective Time and those set forth in Sections 5.3(b), 7.2, 7.3, 8.2 and Article 9 shall survive termination.

     Section 9.2 Notices. All notices, requests, demands, applications, services of process and other communications which are required to be or may be given under this Agreement will be in writing and will be deemed to have been duly given if sent by telecopier or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

               To Parent and Sub:

                    Cytogen Corporation
                    600 College Road East
                    Princeton, NJ  08540-5308
                    Attention: Thomas J. McKearn, M.D., Ph.D.
                    Telecopy:  (609) 951-9298

                     Copy to:

                            Dechert Price & Rhoads
                            1717 Arch Street
                            4000 Bell Atlantic Tower
                            Philadelphia, PA  19103-2793
                            Attention:  Christopher G. Karras, Esq.
                            Telecopy:  (215) 994-2222

                     To the Company:

                            Cellcor, Inc.
                            200 Wells Avenue
                            Newton, MA  02159
                            Attention:  President
                            Telecopy:  (617) 332-9690

                     Copy to:

                            Hale and Dorr
                            60 State Street
                            Boston, MA 02109
                            Attention:  Steven D. Singer, Esq.
                            Telecopy:  (617) 526-5000

or to such other address as any party will have furnished to the other, notice given in accordance with this Section. Such notice will be effective, (i) if delivered in Person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

     Section 9.3 Binding Effect. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned without the prior written consent of the other parties hereto.

     Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws. The parties hereto irrevocably consent to the exclusive jurisdiction of the Court of Chancery of Delaware or the United States District Court for the District of Delaware in any and all actions and proceedings arising hereunder and irrevocably agree to service of process by certified mail return receipt requested to the address of such party set forth herein.

     Section 9.5 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     Section 9.7 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     Section 9.8 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

     Section 9.9 Parties-in-Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 8.3 (which is intended to be for the benefit of the persons entitled to indemnification and insurance therein, and may be enforced by such persons).

     Section 9.10 Construction. This Agreement has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     Section 9.11  Definitions.  As used in this Agreement:

          (a) ``Affiliate'' shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

          (b) ``Governmental Entity'' means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality.

          (c) ``Judgment'' means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Entity.

          (d) ``knowledge'' means, when referring to any corporation, the actual knowledge of the executive officers of such corporation without independent inquiry, and with respect to any other Person, the actual knowledge of such Person without independent investigation.

          (e) ``Litigation'' means any claim, action, suit, proceeding, arbitration, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

          (f) ``Person'' means any human being, Governmental Entity, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

          (g) The following terms are defined in the Section of this Agreement noted below:

Term
Affiliate Agreement....................5.15
Andersen...............................4.8(b)
Benefit Plans..........................3.17(a)
Certificates...........................2.2.2
Closing................................1.2
Closing Date...........................1.2
Code...................................Recitals
Company Audited Financial Statements...3.9(b)
Company Common Stock...................2.1(i)
Common Exchange Ratio..................2.1(iii)
Company Financial Statements...........3.9(b)
Company Intellectual Property Rights...3.15(a)
Company Material Adverse Effect........3.2
Company Meeting........................2.5
Company Permits........................3.13
Company Permitted Encumbrances.........3.14
Company Preferred Stock................2.1(iv)
Company SEC Reports....................3.9(a)
Company Stock Options..................2.3
Company Third Party
  Intellectual Property Rights.........3.15(a)
Company Warrants.......................2.4
Contingent Value Rights................4.4
DGCL...................................Recitals
Effective Time.........................1.3
Environmental Laws.....................3.19
ERISA..................................3.17(a)
ERISA Affiliate........................3.17(a)
Exchange Act...........................3.8
Exchange Agent.........................2.2.1
Exchange Fund..........................2.2.1
GAAP...................................3.9(b)
Hazardous Materials....................3.19
Incentive Stock Options................5.10(a)
Indemnified Parties....................8.3
Indemnified Liabilities................8.3
Joint Proxy Statement..................3.2.7
KPMG...................................3.9(b)
Merger.................................Recitals
Notice of Takeover Proposal............5.2(b)
Parent Audited Financial Statements....4.8(b)
Parent Benefit Plans...................4.16
Parent Common Stock....................2.1(iii)
Parent Financial Statements............4.8(b)
Parent Intellectual
Property Rights........................4.14(a)
Parent Material Adverse
Effect.................................4.2
Parent Meeting.........................2.5(b)
Parent Permits.........................4.12
Parent Permitted
Encumbrances...........................4.13
Parent ERISA Affiliate.................4.16(a)
Parent Preferred Stock.................4.4
Parent SEC Reports.....................4.8(a)
Parent Share Proposal..................2.5(b)
Parent Stock Options...................4.4
Parent Third Party
Intellectual Property Rights...........4.14(a)
Parent Warrants........................4.4
Payment Date...........................7.3
Preferred Exchange Ratio...............2.1(iv)
Rule 145...............................5.14
S-4....................................2.5(a)
SEC....................................2.5(a)
Section 16.............................5.10(a)
Securities Act.........................3.8
Stockholder............................Recitals
Sub Common Stock.......................2.1(ii)
Subscription Offer.....................5.6
Takeover Proposal......................5.2(a)
Surviving Corporation..................Recitals
Surviving Corporation
Common Stock...........................2.1(ii)
Taxes..................................3.11(a)
Tax Returns............................3.11(a)
Termination and Expense Fee............7.3
Voting and Subscription Agreement......Recitals

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   CYTOGEN CORPORATION


                                   By: /s/ Thomas J. McKearn
                                      -----------------------------------------
                                   Name:  Thomas J. McKearn
                                   Title: President and Chief Executive Officer



                                   SMALL-C ACQUISITION CORP.

                                   By: /s/ Thomas J. McKearn
                                      -----------------------------------------
                                   Name:  Thomas J. McKearn
                                   Title: President and Chief Executive Officer



                                   CELLCOR, INC.


                                   By: /s/ Richard R. D'Antoni
                                      -----------------------------------------
                                   Name:  Richard R. D'Antoni
                                   Title: President and Chief Executive Officer